CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated July 5, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-83357 and 811-3721) of Dreyfus Intermediate Municipal Bond Fund, Inc.






                                        ERNST & YOUNG LLP


New York, New York
September 20, 2002